NEWS RELEASE	220 Liberty Street Warsaw, NY 14569

For Additional Information:
Ronald A. Miller
Executive VP & CFO
Phone: 585.786.1102
Email: ramiller@fiiwarsaw.com

Financial Institutions, Inc. Announces Fourth Quarter and Year-End Results;
Reports Non-Cash OTTI Charge;
Retains “Well-Capitalized” Position

WARSAW, N.Y., January 28, 2009 — Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), the parent company of Five Star Bank, today reported a net loss of $3.1 million (or $0.33 loss per share) for the quarter ended December 31, 2008, compared to net income of $4.1 million (or $0.34 earnings per diluted share) for the 2007 fourth quarter. For the year ended December 31, 2008, the Company’s net loss totaled $26.2 million (or $2.56 loss per share), compared to net income of $16.4 million (or $1.33 diluted earnings per share) in 2007.

Highlights for the fourth quarter of 2008 include:

•	Core business operations absent the other-than-temporary impairment (“OTTI”) charge continued to improve, driven by net interest income of $17.3 million for the fourth quarter, which increased $567 thousand from the third quarter of 2008 and $2.1 million from the fourth quarter of last year. On a year-to-date basis net interest income increased to $65.3 million in 2008, a $7.3 million or 12% increase compared to 2007. The increases reflect improved net interest margin and growth of the loan portfolio.

•	Incurred a pre-tax non-cash charge of $29.9 million during the fourth quarter and $68.2 million for the year ended December 31, 2008 for OTTI on certain investment securities.

•	Retained a “well-capitalized” equity position with total equity capital of $190.3 million, which includes $37.5 million in preferred equity issued in December 2008 under the U.S. Treasury Department’s Capital Purchase Program. As of December, 31, 2008, the leverage capital ratio was 8.05% and total risk-based capital ratio was 13.08%.

•	During the fourth quarter, loans increased $43.0 million to $1.121 billion at December 31, 2008 compared with $1.078 billion at September 30, 2008. Consumer indirect auto loans accounted for $27.1 million and commercial-related loans accounted for $13.9 million of the fourth quarter increase in loans. Total loans increased $156.9 million or 16% for the one year period ending December 31, 2008. Indirect auto loans increased $120.1 million or 89%, and commercial-related increased $35.5 million or 8% during that same one year period.

•	Net interest margin increased 9 basis points, to 4.07% for the fourth quarter of 2008, compared with 3.98% for the third quarter of 2008. For the year ended December 31, 2008, net interest margin improved to 3.93%, 40 basis points higher than the comparable prior year period. The improved net interest margin resulted principally from lower funding costs and the benefits associated with a higher percentage of earning assets being deployed in higher yielding loan assets.

•	The provision for loan losses for the fourth quarter was $2.6 million, or $1.3 million more than fourth quarter net charge offs of $1.3 million, which represented 0.46% (annualized) of average loans. For the year ended December 31, 2008, the provision for loan losses was $6.6 million and net charge offs were $3.3 million or 0.32% of average loans. The allowance for loan losses at December 31, 2008 was $18.7 million or 1.67% of total loans, as compared to 1.61% of total loans at December 31, 2007.

Peter G. Humphrey, President and CEO of FII, commented, “Our fourth quarter results are reflective of the challenges presented by the disruption in the financial and capital markets. The other-than-temporary impairment charge reflects our recognition of the deterioration of specific securities in our investment portfolio. We are obviously disappointed in our annual results, but remain confident in the strength of our community banking franchise and our opportunities that lie ahead. Our core operations continue to perform well, driven by an expanding net interest margin, solid loan portfolio quality and effective cost controls. We are well positioned to weather this difficult period due to our core banking franchise and core earnings capacity that is built on a foundation of diversified and prudent lending, stable core deposits, and a strong capital position. The Company remains “well capitalized,” and has utilized the U.S. Treasury Department’s Capital Purchase Program as an attractive source of capital to support our marketplace opportunities.”

Included in the fourth quarter 2008 results is a pre-tax non-cash OTTI charge on certain investment securities of $29.9 million, comprised principally of pooled trust preferred securities, and to a lesser extent, privately issued whole loan collateralized mortgage obligations and charges on auction rate preferred equity securities collateralized by preferred stock of Fannie Mae and Freddie Mac. For the year ended December 31, 2008, OTTI charges totaled $68.2 million.

In the third quarter, a tax benefit recognized on the OTTI charge was based on the treatment of a substantial portion of the charge being classified as a capital loss for tax purposes, which significantly limited the tax benefit. Subsequently, on October 3, 2008, the Emergency Economic Stabilization Act was enacted, which included a provision permitting banks, under certain circumstances, to recognize losses relating to Fannie Mae and Freddie Mac preferred stock as an ordinary loss, therefore the fourth quarter results reflect the recognition of a $12.0 million tax benefit associated with the third quarter OTTI charge.

Net Interest Income

Net interest income was $17.3 million for the fourth quarter of 2008, up $567 thousand or 3% from the third quarter of 2008 and $2.1 million or 14% compared with the fourth quarter of 2007. Net interest margin improved to 4.07% in the fourth quarter of 2008, compared with 3.98% in the third quarter of 2008 and 3.75% in the fourth quarter of 2007. For the year ended 2008, net interest income was $65.3 million, compared with $58.1 million for the same period in 2007. Net interest margin improved to 3.93% versus 3.53% on a year to date comparative basis. The improved net interest income and net interest margin resulted principally from lower funding costs and the benefits associated with a higher percentage of earning assets being deployed in higher yielding loan assets.

Noninterest Income (Loss)

Noninterest income (loss) for the fourth quarter of 2008 was $(25.1) million, compared with $(29.3) million and $5.0 million in the third quarter of 2008 and the fourth quarter of 2007, respectively. For the year ended December 31, 2008, noninterest income (loss) was $(48.8) million, compared with $20.7 million for the same period in 2007. The 2008 periods reflect OTTI charges on investment securities totaling $29.9 million for the fourth quarter and $68.2 million for the year ended December 31, 2008. Absent the OTTI charges in 2008, noninterest income would have been $4.8 million in the fourth quarter versus $5.2 million in the third quarter of 2008 and $5.0 million in the fourth quarter of 2007. The decrease, exclusive of OTTI charges, is primarily the result of lower service charges on deposits and broker-dealer fees and commissions offset by higher income from company owned life insurance due to a $20.0 million purchase of company owned life insurance made during the third quarter of 2008. For the full year 2008 noninterest income exclusive of OTTI charges was $19.4 million, compared with $20.7 million for full year 2007. The decrease is attributable to lower service charges on deposit accounts and 2007 including proceeds from corporate owned life insurance.

Noninterest Expense

Noninterest expense for the fourth quarter of 2008 was $15.4 million, compared with $14.5 million in the fourth quarter of 2007, respectively. The fourth quarter of 2008 results include a $557 thousand prepayment charge on the early repayment of borrowed funds and also a $259 thousand increase in FDIC insurance expense compared with the fourth quarter of last year. For the year ended December 31, 2008, noninterest expense was $57.5 million compared with $57.4 million for the same period in 2007. Total salaries and benefits cost declined $1.7 million for the full year 2008 compared with 2007, and was offset by a $599 thousand increase in occupancy and equipment expense, a $385 thousand increase in FDIC insurance cost, and the $557 thousand prepayment charge on borrowed finds.

Balance Sheet

Total assets at December 31, 2008 were $1.917 billion, up $59.0 million from $1.858 billion at December 31, 2007. Total loans were $1.121 billion at December 31, 2008, an increase of $156.9 million from $964.2 million at December 31, 2007, principally from a $120.1 million increase in indirect auto loans. Total deposits increased $57.3 million to $1.633 billion at December 31, 2008, versus $1.576 billion at December 31, 2007. Total borrowings, including junior subordinated debentures, increased $2.6 million to $70.8 million at December 31, 2008, up from $68.2 million at December 31, 2007. Total shareholders’ equity at December 31, 2008 was $190.3 million, compared with $195.3 million at December 31, 2007. The Company’s leverage ratio was 8.05% and total risk-based capital ratio was 13.08% at December 31, 2008, which is within the regulatory standard to be deemed a well-capitalized institution.

Asset Quality

The Company recorded a provision for loan losses of $2.6 million for the fourth quarter of 2008, compared with $351 thousand in the fourth quarter of 2007. The increase in the provision for loan losses is primarily due to growth in the loan portfolio and the changing mix of the loan portfolio together with higher net charge offs. Net charge offs of $1.3 million for the fourth quarter of 2008 represented 46 basis points (annualized) of average loans. For the year ended December 31, 2008, net charge-offs were $3.3 million, or 32 basis points of average loans, compared with $1.6 million, or 18 basis points of average loans, for the year ended December 31, 2007. The increase in net charge-offs in 2008 related principally to the commercial mortgage and consumer indirect loan portfolios.

The allowance for loan losses was $18.7 million at December 31, 2008, compared with $15.5 million at December 31, 2007. Non-performing loans were $8.2 million at December 31, 2008, compared with $7.6 million and $8.1 million at September 30, 2008 and December 31, 2007, respectively. The ratio of allowance for loan losses to non-performing loans improved to 229% at December 31, 2008 versus 192% at December 31, 2007.

About Financial Institutions, Inc.

With $1.9 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 70 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. The consolidated entity includes approximately 670 employees. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, the attitudes and preferences of its customers, the competitive environment, fluctuations in the fair value of securities in the investment portfolio, and general economic and credit market conditions nationally and regionally. The Company undertakes no obligation to revise these statements following the date of this press release.

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FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2008				2007
	December 31,	September 30,	June 30,	March 31,	December 31,
SELECTED BALANCE SHEET DATA
(Amounts in thousands)
Cash and cash equivalents	$55,187	76,704	63,049	102,999	46,673
Investment securities:
Available for sale	547,506	607,357	669,752	688,504	695,241
Held-to-maturity	58,532	64,434	56,508	57,631	59,479

Total investment securities	606,038	671,791	726,260	746,135	754,720
Loans held for sale	1,013	1,008	926	1,099	906
Loans:
Commercial	158,543	156,809	140,745	144,976	136,780
Commercial real estate	262,234	248,267	250,872	245,148	245,797
Agriculture	44,706	46,490	45,231	44,162	47,367
Residential real estate	177,683	173,893	172,396	168,738	166,863
Consumer indirect	255,054	227,971	177,967	142,565	134,977
Consumer direct and home equity	222,859	224,693	223,538	226,855	232,389

Total loans	1,121,079	1,078,123	1,010,749	972,444	964,173
Allowance for loan losses	18,749	17,420	16,038	15,549	15,521

Total loans, net	1,102,330	1,060,703	994,711	956,895	948,652
Total assets	1,916,919	1,945,819	1,895,448	1,912,652	1,857,876
Total interest-earning assets	1,743,141	1,789,499	1,749,808	1,771,676	1,722,122
Deposits:
Noninterest-bearing demand	292,586	293,027	288,258	268,419	286,362
Interest-bearing demand	344,616	376,098	338,290	356,758	335,314
Savings and money market	348,594	383,456	372,317	380,167	346,639
Certificates of deposit	647,467	607,833	596,890	622,628	607,656

Total deposits	1,633,263	1,660,414	1,595,755	1,627,972	1,575,971
Borrowings	70,820	114,684	89,465	70,336	68,210
Total interest-bearing liabilities	1,411,497	1,482,071	1,396,962	1,429,889	1,357,819
Net interest-earning assets	331,644	307,428	352,846	341,787	364,303
Shareholders’ equity	190,300	152,770	188,998	197,364	195,322
Common shareholders’ equity (1)	137,226	135,195	171,417	179,783	177,741
Tangible common shareholders’ equity (2)	99,577	97,468	133,614	141,903	139,786
Securities available for sale – fair value adjustment
included in shareholders’ equity, net of tax	$3,463	(9,797)	(5,803)	944	(500)
Common shares outstanding	10,798	10,806	10,913	10,992	11,011
Treasury shares	550	542	435	356	337
CAPITAL RATIOS
Leverage ratio	8.05%	7.37	9.17	9.38	9.35
Tier 1 risk-based capital	11.83%	11.10	14.58	15.34	15.74
Total risk based capital	13.08%	12.35	15.83	16.59	16.99
Common equity to assets	7.16%	6.95	9.04	9.40	9.57
Tangible common equity to tangible assets (2)	5.30%	5.11	7.19	7.57	7.68
Common book value per share	$12.71	12.51	15.71	16.36	16.14
Tangible common book value per share (2)	$9.22	9.02	12.24	12.91	12.69

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Years ended		2008				2007
	December 31,		Fourth	Third	Second	First	Fourth
	2008	2007	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA
(Dollar amounts in thousands)
Interest income	$ 98,948	105,212	24,582	24,558	24,536	25,272	26,397
Interest expense	33,617	47,139	7,269	7,812	8,349	10,187	11,192

Net interest income	65,331	58,073	17,313	16,746	16,187	15,085	15,205
Provision for loan losses	6,551	116	2,586	1,891	1,358	716	351

Net interest income after provision
for loan losses	58,780	57,957	14,727	14,855	14,829	14,369	14,854

Noninterest income (loss):
Service charges on deposits	10,497	10,932	2,685	2,794	2,518	2,500	2,818
ATM and debit card	3,313	2,883	853	852	856	752	805
Broker-dealer fees and commissions	1,458	1,396	235	363	401	459	343
Loan servicing	664	928	134	112	232	186	221
Company owned life insurance	563	1,255	294	223	27	19	116
Net gain on sale of loans held for sale	339	779	35	48	92	164	190
Net gain (loss) on sale of other assets	305	102	51	102	115	37	(58)
Net gain on investment securities	288	207	56	12	47	173	88
Impairment charge on investment securities	(68,215)	-	(29,870)	(34,554)	(3,791)	-	-
Other	2,010	2,198	421	700	435	454	479

Total noninterest income (loss)	(48,778)	20,680	(25,106)	(29,348)	932	4,744	5,002

Noninterest expense:
Salaries and employee benefits	31,437	33,175	7,811	7,021	8,169	8,436	8,240
Occupancy and equipment	10,502	9,903	2,713	2,642	2,567	2,580	2,582
Computer and data processing	2,433	2,126	669	603	580	581	533
Professional services	2,141	2,080	637	467	480	557	533
Supplies and postage	1,800	1,662	447	475	437	441	379
Advertising and promotions	1,453	1,402	548	472	283	150	396
Other	7,695	7,080	2,569	1,729	1,869	1,528	1,880

Total noninterest expense	57,461	57,428	15,394	13,409	14,385	14,273	14,543

(Loss) income before income taxes	(47,459)	21,209	(25,773)	(27,902)	1,376	4,840	5,313
Income tax expense (benefit)	(21,301)	4,800	(22,631)	524	(255)	1,061	1,215

Net (loss) income	$(26,158)	16,409	(3,142)	(28,426)	1,631	3,779	4,098

Preferred stock dividends	1,538	1,483	426	371	370	371	370
Net (loss) income applicable to
common shareholders	$(27,696)	14,926	(3,568)	(28,797)	1,261	3,408	3,728

STOCK AND RELATED PER SHARE DATA
Net (loss) income per share – basic	$(2.56)	1.34	(0.33)	(2.68)	0.12	0.31	0.34
Net (loss) income per share – diluted	$(2.56)	1.33	(0.33)	(2.68)	0.12	0.31	0.34
Cash dividends declared	$0.54	0.46	0.10	0.15	0.15	0.14	0.13
Common dividend payout ratio (3)	NA%	34.33	NA	NA	125.00	45.16	38.24
Dividend yield (annualized)	3.76%	2.58	2.77	2.98	3.76	2.97	2.89
Stock price (Nasdaq: FISI):
High	$22.50	23.71	20.27	22.50	20.00	20.78	19.80
Low	$10.06	16.18	10.06	14.82	15.25	15.10	16.42
Close	$14.35	17.82	14.35	20.01	16.06	18.95	17.82

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Years ended		2008				2007
	December 31,		Fourth	Third	Second	First	Fourth
	2008	2007	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES
(Amounts in thousands)
Investment securities (4)	$721,551	811,118	666,917	721,419	744,648	753,823	786,343
Loans (5):
Commercial	149,927	119,823	158,517	150,373	150,380	140,340	129,438
Commercial real estate	247,475	244,357	253,179	246,746	244,688	245,232	242,336
Agriculture	45,035	53,356	44,299	45,965	44,504	45,373	50,448
Residential real estate	171,262	165,226	175,200	173,175	169,925	166,682	167,551
Consumer indirect	185,197	118,152	244,891	200,586	156,728	137,756	132,372
Consumer direct and home equity	224,343	236,910	222,235	222,241	223,906	229,035	232,228

Total loans	1,023,239	937,824	1,098,321	1,039,086	990,131	964,418	954,373
Total interest-earning assets	1,772,179	1,781,468	1,782,938	1,774,201	1,771,801	1,759,635	1,756,169
Total assets	1,905,345	1,907,037	1,924,174	1,908,577	1,897,514	1,890,874	1,884,712
Interest-bearing liabilities:
Interest-bearing demand	347,702	338,326	360,970	342,188	342,463	345,102	337,179
Savings and money market	369,926	346,131	373,034	366,449	378,799	361,425	358,198
Certificates of deposit	617,381	672,239	629,111	591,025	615,950	633,599	635,825
Borrowings	91,715	80,609	105,164	118,023	73,902	69,335	71,092

Total interest-bearing liabilities	1,426,724	1,437,305	1,468,279	1,417,685	1,411,114	1,409,461	1,402,294
Noninterest-bearing demand deposits	280,467	266,239	284,643	294,136	275,570	267,322	276,535
Total deposits	1,615,476	1,622,935	1,647,758	1,593,798	1,612,782	1,607,448	1,607,737
Total liabilities	1,722,440	1,721,510	1,766,239	1,727,473	1,702,211	1,693,300	1,694,297
Net earning assets	345,455	344,163	314,659	356,516	360,687	350,174	353,875
Shareholders’ equity	182,905	185,527	157,935	181,104	195,303	197,574	190,415
Common equity (1)	164,454	167,935	136,887	163,527	177,722	179,993	172,834
Tangible common equity (2)	$126,643	129,818	99,191	125,754	139,872	142,067	134,832
Common shares outstanding:
Basic	10,818	11,154	10,717	10,738	10,879	10,938	11,022
Diluted	10,818	11,184	10,717	10,738	10,928	10,975	11,043
SELECTED AVERAGE YIELDS/
RATES AND RATIOS
(Tax equivalent basis)
Investment securities	4.84%	4.90	4.72	4.66	4.92	5.05	5.13
Loans	6.61%	7.30	6.35	6.52	6.65	6.97	7.25
Total interest-earning assets	5.83%	6.17	5.69	5.73	5.83	6.05	6.28
Interest-bearing demand	0.93%	1.70	0.69	0.86	0.89	1.30	1.61
Savings and money market	1.02%	1.69	0.68	0.93	1.02	1.47	1.70
Certificates of deposit	3.62%	4.63	3.09	3.33	3.72	4.31	4.54
Borrowings	4.65%	5.49	4.23	4.30	5.05	5.51	5.63
Total interest-bearing liabilities	2.36%	3.28	1.97	2.19	2.38	2.91	3.17
Net interest rate spread	3.47%	2.89	3.72	3.54	3.45	3.14	3.11
Net interest rate margin	3.93%	3.53	4.07	3.98	3.94	3.73	3.75
Net (loss) income (annualized returns on):
Average assets	-1.37%	0.86	-0.65	-5.93	0.35	0.80	0.86
Average equity	-14.30%	8.84	-7.91	-62.44	3.36	7.69	8.54
Average common equity (6)	-16.84%	8.89	-10.37	-70.06	2.85	7.62	8.56
Average tangible common equity (7)	-21.87%	11.50	-14.31	-91.10	3.63	9.65	10.97
Efficiency ratio (8)	64.07%	71.57	66.65	58.10	64.21	67.64	66.84
Equity to assets	9.60%	9.73	8.21	9.49	10.29	10.45	10.10
Common equity to assets (6)	8.63%	8.81	7.11	8.57	9.37	9.52	9.17
Tangible common equity to tangible assets (7)	6.78%	6.95	5.26	6.72	7.52	7.67	7.30

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Years ended		2008				2007
	December 31,		Fourth	Third	Second	First	Fourth
	2008	2007	Quarter	Quarter	Quarter	Quarter	Quarter
ASSET QUALITY DATA
(Dollar amounts in thousands)
Nonaccrual loans	$8,189	8,075	8,189	7,609	6,254	7,353	8,075
Accruing loans past due 90 days or more	7	2	7	32	1	2	2

Total non-performing loans	8,196	8,077	8,196	7,641	6,255	7,355	8,077
Foreclosed assets	1,007	1,421	1,007	1,009	1,235	1,257	1,421
Non-performing investment securities	49	—	49	—	—	—	—

Total non-performing assets	9,252	9,498	9,252	8,650	7,490	8,612	9,498

Net loan charge-offs	$3,323	1,643	1,257	509	869	687	441
Net charge-offs to average loans (annualized)	0.32%	0.18	0.46	0.20	0.35	0.29	0.18
Total non-performing loans to total loans	0.73%	0.84	0.73	0.71	0.62	0.76	0.84
Total non-performing assets to total assets	0.48%	0.51	0.48	0.44	0.40	0.45	0.51
Allowance for loan losses to total loans	1.67%	1.61	1.67	1.62	1.59	1.60	1.61
Allowance for loan losses to
non-performing loans	229%	192	229	228	256	211	192

(1) Excludes preferred shareholders’ equity.

(2) Excludes preferred shareholders’ equity, goodwill and other intangible assets.

(3) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period. There is no ratio shown for periods where the Company both declares a dividend and incurs a loss during the period because the ratio would result in a negative payout since the dividend declared (paid out) will always be greater than 100% of earnings.

(4) Average investment securities shown at amortized cost.

(5) Includes nonaccrual loans.

(6) Net income available to common shareholders divided by average common equity.

(7) Net income available to common shareholders divided by average tangible equity.

(8) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities, proceeds from company owned life insurance included in income and net gain on sale of trust relationships.

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